EXHIBIT 32.1
Section 1350 Certification

In connection with the Quarterly Report of SUNRISE REAL ESTATE GROUP, INC. (the "Company") on Form 10−Q for the three and six months ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request and for the periods indicated.

Date: August 18, 2011	By: /s/ Lin, Chi-Jung
Lin, Chi-Jung, Chief Executive Officer

Date: August 18, 2010	By: /s/ Liu, Zhen Yu
Liu, Zhen Yu, Chief Financial Officer